Exhibit 10.2

May 10, 2011

Omeros Corporation

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

Re:	Engagement of Reedland Capital Partners, an Institutional Division
of Financial West Group as Placement Agent Omeros Corporation

Ladies/Gentlemen:

This letter (this “Engagement Letter”) will confirm our agreement with Omeros Corporation (the “Company”) with respect to the engagement of Reedland Capital Partners, an Institutional Division of Financial West Group (“FWG/Reedland”) as the Company’s placement agent, solely in connection with the placement of the Company’s common stock to Azimuth Opportunity Ltd. (collectively with its affiliated funds, the “Investor”), as more fully described herein. FWG/Reedland hereby agrees, on a best efforts basis and subject to the satisfactory completion of our continuing due diligence, to place up to Forty Million Dollars ($40,000,000) of the Company’s authorized but unissued common stock (the “Common Stock” or “Common Shares”) with the Investor, as more particularly set forth below and subject to the terms and conditions of this Engagement Letter.

The Common Stock will be offered and sold on such terms as the Company and the Investor may agree upon in that certain “Common Stock Purchase Agreement”, dated May 10, 2011, by and between the Company and the Investor (the “Purchase Agreement”) and the offering and sale of such Common Stock shall be registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-169856) filed with the Securities and Exchange Commission (the “Registration Statement”). FWG/Reedland will use no offering materials other than the Company’s publicly filed reports and the Registration Statement, including the prospectus contained therein or any prospectus supplement thereto, or any amendment or supplement to the Registration Statement or the prospectus contained therein, as the Company will have approved prior to their use. The parties hereto agree that the Common Shares will be offered and sold by the Company in compliance with all applicable federal and state securities laws and regulations. The placement of the Common Stock by FWG/Reedland to the Investor as contemplated hereby may be referred to herein as the “Offering”.

The term of FWG/Reedland’s engagement (the “Engagement Period”) as placement agent for the offer and sale of the Common Stock to the Investor will commence on the date of actual receipt by FWG/Reedland of an executed copy of this Engagement Letter from the Company and, unless extended pursuant to the further written agreement of

30 Sunnyside Avenue | Mill Valley | CA 94941 | (415) 383-4700 | Fax (415) 383-4799

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the parties, will expire upon the earliest of (i) April 1, 2013, (ii) the date that all the shares of Common Stock under the Registration Statement have been issued and sold, (iii) the date that the Investor has purchased an aggregate of $40,000,000 of shares of Common Stock, or that number of shares which is one share less than twenty percent (20.0%) of the total issued and outstanding shares of Common Stock as of the effective date of the Purchase Agreement, whichever occurs first, pursuant to the Purchase Agreement, (iv) the date that the Offering is terminated by the Company or the Investor or (v) at the Company’s election, the date that FWG/Reedland breaches any representation or covenant in this Engagement Letter. To the extent the Company so requests, FWG/Reedland will assist with each settlement of the purchase of the Common Stock pursuant to the Offering (each, a “Closing”). There may be multiple Closings of the Offering during the Engagement Period.

Upon the date of each Closing of the purchase of the Common Shares, the Company hereby agrees to pay FWG/Reedland a cash commission equal to one-half of one percent (0.50%) of the aggregate dollar amount paid to the Company for the Common Shares purchased by the Investor in connection therewith. Such cash commission(s) shall be payable to FWG/Reedland at the direction of the Company via wire transfer in accordance with the wiring instructions annexed hereto as Exhibit B.

Additionally, within ten (10) days of FWG/Reedland’s request, the Company shall reimburse FWG/Reedland for its reasonable, documented, out-of-pocket legal expenses incurred in connection with the preparation of any filings required to be made on behalf of FWG/Reedland in connection with the Offering pursuant to FINRA Rule 5110, up to a maximum of Ten Thousand Dollars ($10,000).

This Engagement Letter is for the confidential use of the Company and FWG/Reedland only, and may not be disclosed by the Company or by FWG/Reedland (in whole or in part) for any reason to any person other than their respective Board of Directors, executive management or other employees with a need to know, or its attorneys, accountants or financial advisors, and then only on a confidential basis in connection with the proposed Offering, except where disclosure is required by applicable law, stock exchange rule or regulation, or is previously agreed to in writing by the Company and FWG/Reedland. The parties hereto acknowledge and agree that, notwithstanding the preceding sentence, (i) the arrangement contemplated hereby will be disclosed by the Company in its SEC filings, which shall be incorporated by reference in the Registration Statement, and this Engagement Letter may be filed with the SEC and (ii) the arrangement contemplated hereby may also be disclosed by the Company in its reports filed pursuant to the Securities Exchange Act of 1934, as amended. The terms of this Engagement Letter will be governed by and interpreted in accordance with the laws of the State of California, and any disputes arising hereunder shall be exclusively and finally settled by an arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules in San Francisco, California. The arbitration shall be conducted by a single arbitrator mutually agreed upon by the parties. The determination, finding, judgment, and/or award made by the arbitrator shall be made in writing, shall state the basis for such determination, shall be signed by the arbitrator and shall be final and binding on all parties, and there shall be no appeal or reexamination thereof, except for fraud, perjury, evident partiality, or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, its reasonable attorneys’ fees and costs.

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During the Engagement Period and for 60 days thereafter, the Company agrees that any reference to FWG/Reedland in any press release or other written communications issued by the Company to the public relating to the Offering will refer to FWG/Reedland as “Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC”. Additionally, the Company acknowledges that FWG/Reedland may, at its option and expense (and only after the first public disclosure or announcement of the Offering by the Company) place announcements and advertisements or otherwise publicize FWG/Reedland’s role in facilitating the Offering (which may include the reproduction of the Company’s logo), stating that FWG/Reedland acted as placement agent in connection with such transaction; provided, however, that FWG/Reedland shall first submit a copy of any such announcement or advertisement to the Company for its approval, which approval shall not be unreasonably withheld.

The Company hereby agrees that: (1) within one (1) day of each date that the Company provides the Investor with a “Fixed Notice Request” (as defined in the Purchase Agreement) it will provide FWG/Reedland with a copy of such Fixed Notice Request by facsimile to (415) 383-4799 (Attn: Jason Cohen), and (2) it will comply in all material respects with all applicable federal and state securities laws and regulations with respect to the Offering. FWG/Reedland hereby agrees and represents and warrants that: (1) FWG/Reedland is an institutional division of Financial West Group (member FINRA/SIPC), which is a broker/dealer registered by FINRA in accordance with all applicable laws and regulations in each jurisdiction in which FWG/Reedland intends to use its best efforts to place the Offering, including, without limitation, in the State of Washington, and payment of the commission contemplated under this agreement will not jeopardize the Company’s compliance with applicable federal and state securities laws or regulations; (2) FWG/Reedland shall not make any representations to the Investor about the Company other than information included in the Company’s public filings or otherwise conveyed to FWG/Reedland by the Company in writing for use in connection with the Offering; (3) FWG/Reedland will not do any advertising or make any general solicitation on behalf of the Company in connection with the Offering; (4) FWG/Reedland shall comply with all applicable federal and state securities laws and regulations with respect to the Offering; (5) FWG/Reedland is not affiliated with the Investor or the Company; and (6) FWG/Reedland shall keep confidential any nonpublic material information about the Company conveyed to FWG/Reedland by the Company. In further consideration of FWG/Reedland’s placement of the Common Shares, the Company and FWG/Reedland agree to be fully bound by all of the indemnification provisions set forth on Exhibit A, a copy of which is attached hereto and is fully incorporated herein by this reference.

The parties acknowledge and agree that nothing contained herein shall modify or affect the rights or obligations of the Company and the Investor under the Purchase Agreement. This Engagement Letter and all rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party. This Engagement Letter may be executed in counterparts and/or via facsimile transmission or the exchange of PDF copies.

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If the foregoing is acceptable, please sign and return to us a copy of this Engagement Letter, which will represent the entire agreement between the Company and FWG/Reedland with respect to the matters addressed herein and will supersede all previous oral or written agreements or understandings of any nature whatsoever between the parties.

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We look forward to working with you.

Sincerely,

Reedland Capital Partners		Omeros Corporation
An Institutional Division of
Financial West Group

By:	/s/ Robert Schacter	By:	/s/ Gregory A. Demopulos, M.D.
	Robert Schacter		Name:	Gregory A. Demopulos, M.D.
	Senior Vice President (FWG)		Title:	President and Chief Executive Officer

Agreed & Accepted:

Financial West Group

By:	/s/ Thomas Krueger
Thomas Krueger
Chief Compliance Officer

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Exhibit A to Engagement Letter

Company Indemnification Provisions

Omeros Corporation (the “Company”) agrees to indemnify and hold harmless Reedland Capital Partners, an Institutional Division of Financial West Group (“FWG/Reedland”), and its directors, officers, and each person, if any, who controls FWG/Reedland within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnitees” and each individually an “Indemnitee”), to the fullest extent permitted by applicable law, from and against any and all claims, demands, causes of action, obligations, losses, damages, liabilities, costs or expenses arising in law, equity or otherwise, of any nature whatsoever, including without limitation, any and all reasonable legal, accounting and other professional fees and related costs and disbursements and other costs, expenses, or disbursements relating thereto (collectively, the “Liabilities”), directly or indirectly , based upon or arising out of:

a)	any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement of the Company (the “Registration Statement”) relating to the Common Stock being placed by FWG/Reedland with the Investor (as defined in the Engagement Letter between FWG/Reedland and the Company to which this Exhibit A is an integral part (the “Engagement Letter”)) in connection with that certain Common Stock Purchase Agreement dated May 10, 2011, between the Company and Azimuth Opportunity Ltd. (the “Purchase Agreement”), including the prospectus contained therein or any prospectus supplement thereto, or any amendment or supplement to the Registration Statement; or

b)	the omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading.

Notwithstanding anything to the contrary contained herein, (a) the foregoing indemnity shall not apply and the Company shall not be liable to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such Liability resulted directly from any such acts or failures to act, undertaken or omitted to be taken by any Indemnitee through its gross negligence, bad faith or willful misconduct, (b) the foregoing indemnity shall not apply to any Liability to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by FWG/Reedland expressly for use in the Registration Statement, the prospectus contained therein or any prospectus supplement thereto (or any amendment or supplement thereto), and (c) with respect to the Prospectus (as defined in the Purchase Agreement), the foregoing indemnity shall not inure to the benefit of any Indemnitee or any such person from whom the person

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asserting any Liability purchased Common Stock, if copies of the Prospectus were timely delivered to FWG/Reedland and a copy of the Prospectus (as then amended or supplemented, including, without limitation, by any Free Writing Prospectus (as defined in the Purchase Agreement), if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of FWG/Reedland or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Liability.

The Company may, at its own expense, seek reimbursement of amounts already paid to such Indemnitee once and to the extent the relevant Liabilities are determined in a final judgment by court of competent jurisdiction (not subject to further appeal) to have not been indemnifiable hereunder. The Company further agrees to reimburse each Indemnitee for reasonable costs, expenses and/or legal fees incurred in seeking or obtaining payments for any Liabilities indemnifiable hereunder including, without limitation, investigation, litigation, and enforcement and execution of a judgment, or in successfully contesting any claim by the Company for any amounts previously paid, in a manner not inconsistent with the terms hereof.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions has been made but it is found in final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is due pursuant to the terms hereof but may not be enforced in such case, then the Company, on the one hand, and the claiming Indemnitees on the other hand, will contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (collectively, the “Losses”) to which such Indemnitees may be subject. Said contribution will be made in accordance with all relative benefits received by, and the fault of, the Company on the one hand, and such Indemnitees on the other hand, in connection with the statements, acts or omissions which resulted in such Losses, together with the relevant equitable considerations and will be determined pursuant to the arbitration provisions set forth in the Engagement Letter. No person found liable for fraudulent misrepresentation will be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

If any action, suit, proceeding, or investigation commenced which gives rise to a claim for indemnification and which, in any Indemnitee’s reasonable judgment upon written advice of counsel, gives rise to a conflict of interest between the Company and the Indemnitees, then the Indemnitees will have the right to retain legal counsel of their own choice to represent and advise them, and the Company will pay the reasonable fees, expenses and disbursements of no more than one (1) law firm for all Indemnitees incurred from time to time in the manner set forth above. Such law firm will, to the extent consistent with their professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company will not be liable for any settlement of any claim, action, suit or proceeding effected without its prior written consent; provided, however, that the Company will be liable for any payment of any award or settlement of any actual, potential or threatened claim against any Indemnitee made

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with the Company’s prior written consent. Neither the Company nor any affiliate thereof will, without the prior written consent of the Indemnitee seeking indemnification, settle or compromise any actual, potential or threatened claim for which indemnification is sought hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnitees of an unconditional release from all liability in respect of such claim.

Neither termination nor completion of the engagement of FWG/Reedland pursuant to the Engagement Letter will affect these indemnification provisions, which will survive any such termination or completion and remain operative and in full force and effect.

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Exhibit B to Engagement Letter

Reedland Wiring Instructions

(Financial West Group)